Exhibit (a)(4)



                    OFFER BY CONSUMERS FINANCIAL CORPORATION
                   TO PURCHASE FOR CASH ALL OUTSTANDING SHARES
                     OF ITS 8 1/2% PREFERRED STOCK, SERIES A
                             AT $4.40 NET PER SHARE

================================================================================
 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT
   TIME, ON FRIDAY, AUGUST 16, 2002 (THE "EXPIRATION DATE") UNLESS THE OFFER IS
                                    EXTENDED.
================================================================================

                                  July 19, 2002


To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     Consumers  Financial  Corporation,  a  Pennsylvania  corporation  (the
"Company"), is offering to purchase for cash all outstanding shares of its 8 1/2% Preferred Stock, Series A (the "Shares") at a price of $4.40 per Share, net to the seller in cash, plus accrued dividends on such Shares, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase, dated July 19, 2002 (the "Offer to Purchase"), and the related Letter of
Transmittal (which, together with the Offer to Purchase, constitute the "Offer"), which are enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     Enclosed for your information and use are copies of the following documents:

     1.   Offer  to  Purchase,  dated  July  19,  2002;

     2. Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents are not immediately available or cannot be delivered to the Company by the Expiration Date;

     4.   A  letter  to  the  preferred  stockholders  from  the  Company;

     5. A letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

     6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

     7. Return envelope addressed to StockTrans, Inc. ("StockTrans"), the depositary for the Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, EASTERN DAYLIGHT TIME, ON AUGUST 16, 2002, UNLESS THE OFFER IS EXTENDED.


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     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by StockTrans of certificates evidencing such Shares, a Letter of Transmittal (or facsimile thereof) properly completed and duly executed and any other required documents.

     If holders of Shares wish to tender, but cannot deliver their certificates or other required documents prior to the expiration of the Offer, a tender of Shares may be effected by following the guaranteed delivery procedure described under "The Tender Offer--Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

     The Company will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders of Shares pursuant to the Offer. However, the Company will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be directed to StockTrans at the address and telephone numbers set forth on the back cover page of the Offer to Purchase. Additional copies of the enclosed materials may also be obtained by contacting StockTrans.

                                                 Very  truly  yours,

                                                 CONSUMERS FINANCIAL CORPORATION


                          =============================


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF THE COMPANY IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENT AND THE STATEMENTS CONTAINED THEREIN.


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